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                                                                    EXHIBIT 23.2

                             LETTERHEAD OF KPMG LLP

To the Board of Directors
Carver Bancorp, Inc.


We consent to incorporation by reference in the registration statement on Form S-8 of Carver Bancorp, Inc. of our report dated May 25, 2000, relating to the consolidated statement of financial condition of Carver Bancorp, Inc. and subsidiaries as of March 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended March 31, 2000, which report appears in the March 31, 2000, annual report on Form 10-K of Carver Bancorp, Inc. and subsidiaries.


                                            /s/ KPMG LLP


July 5, 2000